                          LADISH/WEBER JOINT VENTURE
                          --------------------------

     This Agreement entered into the 15th day of September, 1995, by Ladish Co., Inc., a corporation organized and existing pursuant to the laws of the State of Wisconsin (hereinafter referred to as "Ladish") with an office located at 5481 South Packard Avenue, Cudahy, Wisconsin, 53110 and Weber Metals, Inc., a corporation organized and existing pursuant to the laws of the State of California (hereinafter referred to as "Weber") with an office located at 16706 Garfield Avenue, Paramount, California, 90723.

     WHEREAS, Ladish is in the business of manufacturing and marketing forged products of steel, titanium and superalloys for the turbine engine component market and in the course of this business Ladish has developed certain unique and valuable technology and market presence; and

     WHEREAS, Weber possesses certain unique, large hydraulic press manufacturing capacity along with the accompanying technology associated with said capacity; and

     WHEREAS, Ladish and Weber believe it would be mutually advantageous to combine Ladish's technology and market presence with Weber's large hydraulic press manufacturing capacity in order to jointly pursue the portion of the "hot die" turbine engine component market which neither party is capable of pursuing without the assistance of the other.

     NOW, THEREFORE, based upon the mutual covenants and conditions contained herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

--------------------------
Ladish/Weber Joint Venture

ARTICLE 1 -- CONCEPT
--------------------

     The parties hereto associate themselves as joint venturers for the purpose of combining Ladish's technology and market presence in the turbine engine industry with Weber's large hydraulic press manufacturing capacity in order to
(i) develop a hot die manufacturing capability, (ii) solicit and secure purchase orders for the turbine engine components produced from the aforesaid hot die manufacturing capacity, and (iii) produce and deliver hot die turbine components. The parties recognize and acknowledge that the actual hot die capacity contemplated by this Agreement will be established at the Weber facility with the further understanding that certain of the pre-forging effort including, but not limited to, raw material acquisition, modelling, metallurgical studies and material preparation, will be conducted at a Ladish facility along with certain of the post-forging effort including, but not limited to, machining, processing and testing. Further, the parties agree that given the market presence of Ladish in the turbine engine market, the components the parties produce pursuant to this joint venture for the hot died turbine engine market will be sold as a "Ladish Product." The proceeds from the sale of the Ladish Products will be divided between the parties as set forth below in
Article 2 -- Proceeds. The primary responsibility for the sales and marketing effort, as well as engineering support, for Ladish Products shall rest with Ladish, provided that Weber will support said effort to the extent necessary with Weber personnel along with providing reasonable customer-access to the hot die capacity contemplated by this Agreement. It is expressly understood and agreed between the parties that this joint venture extends only to the performance of contracts for hot die turbine engine components and that this Agreement shall not apply to any other or different work unless the parties so agree in writing.

ARTICLE 2 -- PROCEEDS
---------------------

     The parties hereto acknowledge and agree that due to the unique characteristics as to material, specifications, geometry and design of each of the type of the hot die turbine engine components to be produced and sold pursuant to this Agreement a precise formula cannot be established, prior to the receipt of customer contracts, for the distribution of the proceeds from the sale of said components. Therefore, the parties agreed to mutually develop the pricing for the components prior to bidding on any specific contracts. These pricing decisions will be based upon the parties' assessment of the actual costs incurred to produce a component along with a reasonable return for each of the parties. Should the parties be unable to agree on a proposed price for a component prior to a bid being submitted to a customer, the parties shall not bid on that particular product.

ARTICLE 3 -- DEVELOPMENT
------------------------

     In order to successfully combine the technology and market presence of Ladish with the large hydraulic press capacity of Weber to produce and market Ladish Products, it will be necessary for both parties to make a significant investment of resources to (i) assess and develop a marketing plan and establish customer contracts; (ii) design, engineer and implement the modifications at the Weber facility; and (iii) model and create the appropriate tooling and procedures to form the Ladish Products. Both parties hereto recognize the commitment which is required to effectuate this Agreement and acknowledge that timeliness is a key element in successfully bringing the joint venture contemplated by this Agreement to fruition. During the development process each party shall make available to the other party the appropriate personnel and resources necessary to develop the capability contemplated by this Agreement.

ARTICLE 4 -- WARRANTY
---------------------

     Neither Ladish nor Weber makes any representation, warranty or guarantee as to the design of any Ladish Product manufactured and/or sold pursuant to this Agreement. The responsibility for the design and specifications of any Ladish Product shall reside with the customer issuing the purchase order for said product. Each party shall assume responsibility, with respect to the other party, for the materials or workmanship which that party supplies for the Ladish Products. All other warranties,

--------------------------
Ladish/Weber Joint Venture
express or implied, including without limitation the implied warranties of merchantability and fitness for a specific purpose are hereby disclaimed by both parties hereto. In no event shall Ladish or Weber be liable for collateral or consequential damages or for any other costs.

     The rights and obligations contained herein are expressly and solely between Ladish and Weber. Nothing contained herein is intended to create or confer any rights or obligations upon any third parties.

ARTICLE 5 -- CONFIDENTIALITY
----------------------------

     Ladish and Weber covenant and agree that information, data and know-how (collectively referred to as "Information") exchanged to each other pursuant to the mutual effort contemplated by this Agreement or developed as a result of the mutual effort contemplated by this Agreement shall be used only in connection with and to the extent necessary under this Agreement for the manufacture and sale of Ladish Products. Except as far as it becomes necessary for the implementation of this Agreement, both parties agree not to divulge intentionally and to use its best efforts to prevent any third party from obtaining or using any of the Information disclosed by the other party pursuant to this Agreement; provided, however, that nothing in this Article shall prevent the use or disclosure of Information which (i) was already in the other party's possession at the time of receipt hereunder as evidenced by written documents, or (ii) is or comes into the public domain through no fault of the other party, or (iii) is received or acquired from a third party having the right to disclose the Information. Notwithstanding any termination of this Agreement pursuant to
Article 9 -- Termination or the expiration of the Agreement by its terms, the foregoing obligations as to confidentiality shall remain in place for ten (10) years after any such termination or expiration.

----------------------------
Ladish / Weber Joint Venture

ARTICLE 6 - FORCE MAJEURE
-------------------------

     The parties hereto agree that performance of this Agreement shall be subject to acts of God, riots, insurrections, fires, war and warlike operations, explosions, accidents, governmental acts, acts of the public enemy, epidemics, laws or regulations of the Government, state and federal, strikes and labor stoppages. The foregoing provision, however shall not release either party hereto from using its best efforts to avoid or diligently remove such circumstances. The party excused from performance by any of the above-named circumstances shall resume performance with utmost dispatch when such circumstances are removed. Either party hereto claiming such excuse or delay for non-performance, in order for it to be recognized, shall give prompt written notice thereof to the other party hereto.

ARTICLE 7 - TERM
----------------

     The initial term of this Agreement shall be for a ten (10) year period from the above stated effective date of the Agreement. The Agreement will then renew for five (5) subsequent and successive five (5) year extensions. The extension periods shall become effective upon either party giving written notice to the other party of its intent to extend the Agreement at least thirty (30) days prior to the expiration of the Agreement or any extension.

ARTICLE 8 - NOTICE
------------------

     Any and all notices hereunder shall be deemed effectively made, if said notice is in written form and is deposited, postage paid, in the United States mail system, and addressed to the respective party set forth below:

           Ladish Co., Inc.                Weber Metals, Inc.
           5481 S. Packard Avenue          16706 Garfield Avenue
           Cudahy, Wisconsin 53110         Paramount, California 90723
           Attention: Wayne E. Larsen      Attention: Leon A. Kranz

__________________________
Ladish/Weber Joint Venture
or to such other individual as either party hereto may advise the other party hereto in writing from time to time. A notice that would otherwise be effective on a Saturday, Sunday or holiday shall be deemed effective at 10:00 a.m. Central Standard Time on the next regular business day thereafter.

ARTICLE 9 - TERMINATION
-----------------------

     The parties hereto mutually appreciate and acknowledge that in order to jointly pursue the hot die turbine engine component market in an effective manner, it will be necessary for each party to (i) incur significant capital expenditures; (ii) commit a considerable amount of valuable employee time and resources; (iii) disclose highly confidential information to the other party; and (iv) jointly present a united front to the customer base for the purpose of marketing the Ladish Products. In recognition of the mutual commitment to this effort the parties have established this Agreement of a lengthy duration as set forth in Article 7 - Term of the Agreement. Therefore the parties agree that this Agreement shall not be terminable during the first five (5) years of its existence. However, in the event either party should determine it no longer wishes to continue the joint venture after the aforementioned five (5) year period, that party shall give the other party three hundred and sixty-five (365) days written notice (the "Termination Period") of its intent to terminate the joint venture. During the Termination Period the parties shall complete any contracts for Ladish Products which were accepted prior to the receipt of the termination notice and the parties shall not accept any new orders for Ladish Products unless both parties mutually agree, in writing, that said new orders can be completed and shipped within the Termination Period. Notwithstanding any termination of this Agreement, or any extension thereof, the obligations of the parties with respect to Article 5 - Confidentiality and Article 10 - Governing Law shall not be terminated.


__________________________
Ladish/Weber Joint Venture
Page 6

ARTICLE 10 -- GOVERNING LAW
---------------------------

     This Agreement shall be interpreted and construed in accordance with the laws of the State of Wisconsin. Prior to subjecting any dispute to the costs and uncertainties associated with litigation, the parties hereto agree in good faith to submit the dispute to arbitration at a neutral site pursuant to the rules and procedures of the American Arbitration Association. In the event one or both of the parties objects to the arbitrator's decision, any following litigation will be venued in the United States District Court system for the Eastern District of Wisconsin or, if sufficient criteria for federal jurisdiction is not established, the Milwaukee Circuit Court system. Both parties irrevocably consent to jurisdiction and venue in both forums. In any dispute between the parties hereto, each party shall be responsible for its own cost and expenses, including attorneys' fees, associated with said dispute.

ARTICLE 11 -- MISCELLANEOUS PROVISIONS
--------------------------------------

     (a) This Agreement shall not be modified or varied by any oral understanding or representation by either party hereto to the other before or after the execution of this Agreement, other than by an instrument in writing of a subsequent date signed and delivered by authorized representatives of the parties hereto.

     (b) This Agreement constitutes the entire Agreement between the parties hereto, it incorporates by reference the June 30, 1995 Memorandum of Understanding between the parties and supersedes all other negotiations, discussions, representations, understandings, and agreements heretofore made between the parties hereto with respect to the subject matter hereof.

     (c) The headings contained herein are for convenience and reference only and are not a part of this Agreement, nor shall they in any way affect the interpretation hereof.


-----------------------------
Ladish/Weber Joint Venture

     (d) In the event any portion of this Agreement is found to be unenforceable, the remainder of the Agreement shall continue in full force and effect and the parities hereto shall continue to operate and abide by the remaining, enforceable provisions of the Agreement.

     (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the express written consent of the other party.

     (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective representatives as of the day and year first above written.


LADISH CO., INC.                          WEBER METALS, INC.

By:  /s/ Wayne E. Larsen                   By:  /s/ Leon A. Kranz
     ------------------------------             --------------------------------

Title:  General Counsel & Secretary       Title:  President/CEO
        ---------------------------               ------------------------------


-----------------------------------
Ladish/Weber Joint Venture

                              AMENDMENT NO. 1 TO
                              ------------------
                          LADISH/WEBER JOINT VENTURE
                          --------------------------

     This AMENDMENT NO. 1 TO JOINT VENTURE (this "Agreement") is entered into as of this 12th day of November, 1996, by and among LADISH CO., INC., a Wisconsin corporation ("Ladish"), and WEBER METALS, INC., a California corporation ("Weber"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by Joint Venture (as hereinafter defined).

                                   RECITALS
                                   --------

     WHEREAS, Ladish and Weber have entered into that certain Ladish/Weber Joint Venture dated as of September 15, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Joint Venture"); and

     WHEREAS, Ladish and Weber wish to amend the Joint Venture to provide for a mechanism to bid on hot die turbine engine components; and

     WHEREAS, Ladish and Weber wish to establish a procedure for the sharing of the profits which results from the sale of Ladish Products which are produced pursuant to the Joint Venture;

     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valueable consideration, the parties hereto agree as follows:

     SECTION 1.  Amendments to the Joint Venture
                 -------------------------------

     Article 2 - Proceeds of the Joint Venture is amended and supplemented as follows:

     (a) Prior to Ladish submitting a bid for turbine engine components to be made pursuant to the Joint Venture. Weber shall provide Ladish with a cost per piece to process the components (the "Weber Cost"). Ladish incorporate the Weber Cost into the proposed selling price for Ladish Products proposed pursuant to the Joint Venture. On orders which Ladish successfully wins and ships Ladish Products, Ladish shall reimburse Weber for the Weber Costs within five (5) business days of Ladish's receipt of payment for the Ladish Products.

     (b) At the end of each fiscal quarter (March 31, June 30, September 30 and December 31) Ladish shall review each order for Ladish Products shipped and paid for during that quarter to determine the profitability of each order. Within thirty (30) days of the end of each quarter, Ladish shall provide Weber with a statement listing the profitability of orders based upon Ladish's total cost for said orders for Ladish Products shipped and paid for during that quarter. Weber shall than have twenty (20) days to audit or contest Ladish's assessment of profitability for any given order (the "Audit Period"). Providing no issue is raised during the Audit Period, the parties will be presumed to have agreed to Ladish's assessment of the profitability of orders for Ladish Products. For those orders for Ladish Products which result in a net profit, Ladish shall equally share said profit with Weber. Ladish shall make this profit-sharing payment to Weber the first business day following the expiration of the Audit Period.

     (c) Ladish and Weber recognized and agree that warranty claims and other events post-shipment can materially alter the presumed profitability of any given order. Should such an occurrence take place with respect to Ladish Products after the profitability assessment and profit-sharing payment in paragraph (b) above, Ladish and Weber agree to reassess the profitability of any such order and should an order earlier considered to be profitable no longer be so, Weber shall promptly return any profit-sharing associated with said order.

     SECTION 2.  Reference to and Effect Upon the Joint Venture
                 ----------------------------------------------

     (a) Except as specifically amended above, the Joint Venture shall remain in full force and effect and is hereby ratified and confirmed.


__________________________
Amendment No. 1 to
Ladish/Weber Joint Venture
Page 2

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party under the Joint Venture. Upon the effectiveness of this Amendment, each reference in the Joint Venture to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Joint Venture as amended hereby.

     SECTION 3.  Governing Law
                 -------------

     This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

     SECTION 4.  Headings
                 --------

     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     SECTION 5.  Counterparts
                 ------------

     This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitue one and the same instrument.

     SECTION 6.  Effectiveness
                 -------------

     This Amendment shall become effective upon the receipt of executed original signature pages to the Amendment by Ladish and Weber.





--------------------------
Amendment No. 1 to
Ladish/Weber Joint Venture

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective representatives as of the day and year first above written.



LADISH CO., INC.                     WEBER METALS, INC.


By: /s/ Wayne E. Larsen             By: /s/ Leon A. Kranz
   ------------------------             ----------------------------


Title: V.P. & Secretary              Title: President/CEO
      ---------------------                -------------------------




-----------------------------
Amendment No. 1 to
Ladish / Weber Joint Venture
Page 4